     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1997


                                                      REGISTRATION NO. 333-22517
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             THE HERTZ CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                      7514
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                   13-1938568
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                               225 BRAE BOULEVARD
                       PARK RIDGE, NEW JERSEY 07656-0713
                                 (201) 307-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 WILLIAM SIDER
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               225 BRAE BOULEVARD
                       PARK RIDGE, NEW JERSEY 07656-0713
                                 (201) 307-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           -------------------------

                                   COPIES TO:

           DAVID J. SORKIN, ESQ.                             ARBIE R. THALACKER, ESQ.
         SIMPSON THACHER & BARTLETT                            SHEARMAN & STERLING
            425 LEXINGTON AVENUE                               599 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10017-3954                      NEW YORK, NEW YORK 10022-6069

                           -------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE



     This amendment no. 3 to the registrant's registration statement on Form S-1 (file no. 333-22517, the "Registration Statement") is being filed solely for the purpose of amending Exhibit 5(a) to the Registration Statement, and no changes or additions are being made hereby to the prospectus (the "Prospectus") which forms a part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee.........    $  145,528
NASD fee....................................................        30,500
NYSE listing fee............................................       242,975
Blue Sky fees and expenses..................................        15,000
Printing expenses...........................................     1,100,000
Legal fees and expenses.....................................       600,000
Accounting fees.............................................        70,000
Miscellaneous...............................................       295,997
                                                                ----------
     Total..................................................    $2,500,000
                                                                ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

Pursuant to underwriting agreements filed as exhibits to registration statements relating to underwritten offerings of securities, the underwriters parties thereto have agreed to indemnify each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act.

The directors and officers of the Company are covered by directors' and officers' insurance policies relating to Ford Motor Company and its subsidiaries.

The Restated Certificate of Incorporation of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years, the Company has issued and sold the following unregistered securities:

1. On April 29, 1994, the Company issued 1,500,000 shares of its Variable Rate Cumulative Series B Preferred Stock, par value $100 per share, to Ford Motor Credit Company ("FMCC") in exchange for a $150 million subordinated promissory note of the Company held by FMCC.

2. On February 27, 1997, the Company issued 1,290 shares of its 5.11% Cumulative Series C Preferred Stock, par value $.01 per share, to Ford in exchange for U.S. treasury securities having an aggregate fair market value at that time of $129 million.

The Company believes that the transactions described above were exempt from registration under Section 4(2) of the Securities Act of 1933 because in each case the subject securities were sold to a single sophisticated investor who was purchasing for investment without a view to further distribution.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES


EXHIBIT
  NO.
-------
 1       --   Form of U.S. Underwriting Agreement*
 3(a)    --   Form of Restated Certificate of Incorporation of the
              Company*
 3(b)    --   Form of By-laws of the Company*
 4(a)    --   Specimen Certificate of Class A Common Stock of the Company*
 4(b)    --   Indenture dated as of April 1, 1986 between the Company and
              The Chase Manhattan Bank (formerly known as Chemical Bank), as successor by merger to Manufacturers Hanover Trust
              Company, as Trustee (incorporated herein by reference to
              Exhibit 4 from the Company's Registration Statement No.
              33-4725 on Form S-3 filed April 10, 1986)***
 4(c)    --   First Supplemental Indenture dated as of April 2, 1990
              between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as successor by merger to
              Manufacturers Hanover Trust Company, as Trustee*
 4(d)    --   Indenture dated as of June 1, 1989 between the Company and
              The Bank of New York, as Trustee (incorporated herein by
              reference to Exhibit 4 from the Company's Registration
              Statement No. 33-29319 on Form S-3 filed June 14, 1989)***
 4(e)    --   Form of Indenture dated as of July 1, 1993 between the
              Company and Citibank, N.A., as Trustee (incorporated herein by reference to Exhibit 4(d) from the Company's Registration
              Statement No. 33-62902 on Form S-3 filed July 6, 1993)***
 4(f)    --   Form of Indenture dated as of December 1, 1994 between the
              Company and First Union National Bank (formerly known as
              First Fidelity Bank, National Association), as Trustee
              (incorporated herein by reference to Exhibit 4(e) from
              Post-Effective Amendment No. 1 to the Company's Registration
              Statement No. 33-54183 on Form S-3 filed December 2,
              1994)***
 5(a)    --   Opinion and Consent of Simpson Thacher & Bartlett regarding the legality of the Class A Common Stock**
10(a)    --   Form of Corporate Agreement between the Company and Ford*
10(b)    --   Car Supply Agreement between the Company and Ford*
10(c)    --   Joint Advertising Agreement between the Company and Ford*+
10(d)    --   Tax-Sharing Agreement between the Company and Ford*
10(e)    --   The Hertz Corporation Benefit Equalization Plan*
10(f)    --   The Hertz Corporation Supplemental Retirement and Savings
              Plan, as amended*
10(g)    --   The Hertz Corporation Executive Incentive Compensation Plan*
10(h)    --   The Hertz Corporation Long Term Incentive Plan*
10(i)    --   Form of The Hertz Corporation Special Supplemental Executive
              Pension Benefit for Frank A. Olson and William Sider*
10(j)    --   Employment Agreement between the Company and Frank A. Olson*
10(k)    --   Employment Agreement between the Company and Craig R. Koch*
10(l)    --   Employment Agreement between the Company and William Sider
              (incorporated herein by reference to Exhibit 10(iii)(A)(c)
              from the Company's Annual Report on Form 10-K for the year ended December 31, 1992)***
10(m)    --   Employment Agreement between Hertz International, Ltd. and
              Antoine E. Cau*
10(n)    --   Employment Agreement between the Company and Brian J.
              Kennedy*
10(o)    --   Employment Agreement between the Company and Daniel I.
              Kaplan*
10(p)    --   Form of The Hertz Corporation Long-Term Equity Compensation
              Plan*
21       --   Subsidiaries of the Company*
23(a)    --   Consent of Coopers & Lybrand L.L.P.**
23(b)    --   Consent of Simpson Thacher & Bartlett (included in Exhibit
              5(a))**
24       --   Power of Attorney*
27       --   Financial Data Schedule*


-------------------------
  * Previously filed.
 ** Filed herewith.
*** Incorporated by reference.

 + The Company has applied for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and filed separately.

     FINANCIAL STATEMENT SCHEDULES

     All applicable financial statement schedule disclosure requirements are set forth in the notes to the Company's consolidated financial statements.

ITEM 17. UNDERTAKINGS

     The undersigned hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Park Ridge, State of New Jersey, on the 22nd day of April, 1997.


                                          THE HERTZ CORPORATION

                                          By:        /s/ WILLIAM SIDER
                                            ------------------------------------
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                    TITLE                         DATE
                ---------                                    -----                         ----

                    *                       Chairman of the Board, Chief Executive    April 22, 1997
------------------------------------------    Officer and Director (Principal
             (Frank A. Olson)                 Executive Officer)

                    *                       President, Chief Operating Officer and    April 22, 1997
------------------------------------------    Director
             (Craig R. Koch)

            /s/ WILLIAM SIDER               Executive Vice President, Chief           April 22, 1997
------------------------------------------    Financial Officer and Director
             (William Sider)                  (Principal Financial Officer)

                    *                       Controller (Principal Accounting          April 22, 1997
------------------------------------------    Officer)
           (Leo A. Massad, Jr.)

                    *                       Director                                  April 22, 1997
------------------------------------------
             (John M. Devine)

                    *                       Director                                  April 22, 1997
------------------------------------------
           (Peter J. Pestillo)

           * /s/ WILLIAM SIDER              Attorney-In-Fact                          April 22, 1997
 ----------------------------------------
             (William Sider)

                                 EXHIBIT INDEX


EXHIBIT
  NO.
-------
 1       --   Form of U.S. Underwriting Agreement*
 3(a)    --   Form of Restated Certificate of Incorporation of the
              Company*
 3(b)    --   Form of By-laws of the Company*
 4(a)    --   Specimen Certificate of Class A Common Stock of the Company*
 4(b)    --   Indenture dated as of April 1, 1986 between the Company and
              The Chase Manhattan Bank (formerly known as Chemical Bank), as successor by merger to Manufacturers Hanover Trust
              Company, as Trustee (incorporated herein by reference to
              Exhibit 4 from the Company's Registration Statement No.
              33-4725 on Form S-3 filed April 10, 1986)***
 4(c)    --   First Supplemental Indenture dated as of April 2, 1990
              between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as successor by merger to
              Manufacturers Hanover Trust Company, as Trustee*
 4(d)    --   Indenture dated as of June 1, 1989 between the Company and
              The Bank of New York, as Trustee (incorporated herein by
              reference to Exhibit 4 from the Company's Registration
              Statement No. 33-29319 on Form S-3 filed June 14, 1989)***
 4(e)    --   Form of Indenture dated as of July 1, 1993 between the
              Company and Citibank, N.A., as Trustee (incorporated herein by reference to Exhibit 4(d) from the Company's Registration
              Statement No. 33-62902 on Form S-3 filed July 6, 1993)***
 4(f)    --   Form of Indenture dated as of December 1, 1994 between the
              Company and First Union National Bank (formerly known as
              First Fidelity Bank, National Association), as Trustee
              (incorporated herein by reference to Exhibit 4(e) from
              Post-Effective Amendment No. 1 to the Company's Registration
              Statement No. 33-54183 on Form S-3 filed December 2,
              1994)***
 5(a)    --   Opinion and Consent of Simpson Thacher & Bartlett regarding the legality of the Class A Common Stock**
10(a)    --   Form of Corporate Agreement between the Company and Ford*
10(b)    --   Car Supply Agreement between the Company and Ford*
10(c)    --   Joint Advertising Agreement between the Company and Ford*+
10(d)    --   Tax-Sharing Agreement between the Company and Ford*
10(e)    --   The Hertz Corporation Benefit Equalization Plan*
10(f)    --   The Hertz Corporation Supplemental Retirement and Savings
              Plan, as amended*
10(g)    --   The Hertz Corporation Executive Incentive Compensation Plan*
10(h)    --   The Hertz Corporation Long Term Incentive Plan*
10(i)    --   Form of The Hertz Corporation Special Supplemental Executive
              Pension Benefit for Frank A. Olson and William Sider*
10(j)    --   Employment Agreement between the Company and Frank A. Olson*
10(k)    --   Employment Agreement between the Company and Craig R. Koch*
10(l)    --   Employment Agreement between the Company and William Sider
              (incorporated herein by reference to Exhibit 10(iii)(A)(c)
              from the Company's Annual Report on Form 10-K for the year ended December 31, 1992)***
10(m)    --   Employment Agreement between Hertz International, Ltd. and
              Antoine E. Cau*
10(n)    --   Employment Agreement between the Company and Brian J.
              Kennedy*
10(o)    --   Employment Agreement between the Company and Daniel I.
              Kaplan*
10(p)    --   Form of The Hertz Corporation Long-Term Equity Compensation
              Plan*
21       --   Subsidiaries of the Company*
23(a)    --   Consent of Coopers & Lybrand L.L.P.**
23(b)    --   Consent of Simpson Thacher & Bartlett (included in Exhibit
              5(a))**
24       --   Power of Attorney*
27       --   Financial Data Schedule*


-------------------------
  * Previously filed.
 ** Filed herewith.
*** Incorporated by reference.

  + The Company has applied for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and filed separately.